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                                                                                                               June 06, 2005
Bear, Stearns & Co. Inc.                            BSPWR8-MN12                                                04:36PM EDT
jpatel                                              SENSITIVITY
                                                                                                               Page 1 of 1
                                       SETTLE DATE: 6/21/2005 US TREASURY CURVE DATE: 6/6/2005

                                                    TRANCHE: A2 (SS AAA)
                                NO EXTENSION        EXTEND 1       EXTEND 2       EXTEND 3      EXTEND 4        PREPAY
                                NO_LOSS             NO_LOSS        NO_LOSS        NO_LOSS       NO_LOSS          LOSS
PRICE                             5.003              5.247          5.452          5.528         5.580         AVG. LIFE
                                    57                 57             57             57            57         PRIN. START
                                    65                 81             81             81            81          PRIN. END

                                4.380               4.387          4.391          4.393         4.394          Yield
100.549290                      4.390               4.577          4.735          4.792         4.832          Duration
                                25.0                24.3           23.7           23.4          23.3           Swap Spread
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This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other Information
("the Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed the Statement. You may obtain a copy of the Statement from your sales representative. The yield table or scenario analysis being provided is based on assumptions you provided and is not to be used as a Bear, Stearns security evaluation or for pricing purposes.